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November 27, 1996


                 TAGLICH ANNOUNCES OVERWHELMING INSTITUTIONAL SUPPORT


Michael N. Taglich announced today that he has already received pledges of support from shareholders owning in excess of 2.0 million shares of ECC International.

Mr. Taglich said, "This level of support so early in the process is heartening. I am particularly pleased that a majority of the institutional holders are in favor of my proposals. It is always gratifying to receive the support of professional investors and money managers. I am confident of victory, and look forward to all shareholders benefiting from my efforts."

Mr. Taglich's proposals are intended to foster shareholder democracy at ECC and to prod the Company to recognize the need to maximize shareholder value.

ECC has opposed Taglich's proposals. Mr. George Murphy in his letter to shareholders of November 20, stated that Mr. Taglich's proposal to allow shareholders owning 10% of outstanding shares to call a special meeting was not the practice at many S&P 500 Companies.

Mr. Taglich commented, "ECC is not an S&P 500 Company, were I a director or manager of ECC I would be very cautious about comparing the price performance of ECC's shares to the S&P 500 index."

Contact:
Michael N. Taglich
(212) 479-7112